Exhibit 24(a)

DUKE ENERGY CORPORATION

Power of Attorney

FORM 10-K

Annual Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2003

(Annual Report)

The undersigned Duke Energy Corporation, a North Carolina corporation and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, Judy M. Mayo and Keith G. Butler, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission the Annual Report of said Duke Energy Corporation on Form 10-K and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 24th day of February, 2004.

DUKE ENERGY CORPORATION

By	/s/ Paul M. Anderson
Chairman and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Martha B. Wyrsch

Secretary

/s/ Paul M. Anderson Paul M. Anderson	Chairman and Chief Executive Officer (Principal Executive Officer and Director)

/s/ David L. Hauser David L. Hauser	Group Vice President and Chief Financial Officer in an acting capacity (Principal Financial Officer)

/s/ Keith G. Butler Keith G. Butler	Vice President and Controller (Principal Accounting Officer)

/s/ G. Alex Bernhardt G. Alex Bernhardt	(Director)

Robert J. Brown	(Director)

/s/ William T. Esrey William T. Esrey	(Director)

/s/ Ann M. Gray Ann M. Gray	(Director)

/s/ George Dean Johnson, Jr. George Dean Johnson, Jr.	(Director)

/s/ Max Lennon Max Lennon	(Director)

/s/ Leo E. Linback, Jr. Leo E. Linbeck, Jr.	(Director)

/s/ James G. Martin James G. Martin	(Director)

/s/ Michael E. J. Phelps Michael E. J. Phelps	(Director)

/s/ James T. Rhodes James T. Rhodes	(Director)